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                                 EXHIBIT 23.2

                       INDEPENDENT ACCOUNTANTS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 1999, relating to the financial statements, which appears in KFx Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICEWATERHOUSECOOPERS LLP


Denver, Colorado
July 2, 1999